                                                                 EXHIBIT (4)(xv)
                     FLOATING RATE GLOBAL MEDIUM-TERM NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED          CUSIP No. ______________  PRINCIPAL AMOUNT
No. BFLR___                                   $____________________


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                    SERIES B
                                (Floating Rate)

INTEREST RATE BASIS:  ORIGINAL ISSUE DATE:  STATED MATURITY:

Constant Maturity
Treasury Rate

INDEX MATURITY:    INITIAL INTEREST RATE:               SPREAD:



INITIAL INTEREST RESET DATE:                  INTEREST PAYMENT DATES:



SPREAD MULTIPLIER:     INTEREST RESET DATES:



MAXIMUM INTEREST RATE:  MINIMUM INTEREST RATE:  INITIAL REDEMPTION DATE:



INITIAL REDEMPTION  ANNUAL REDEMPTION      OPTIONAL REPAYMENT
PERCENTAGE:         PERCENTAGE REDUCTION:  DATE(S):

CALCULATION AGENT:                            IF INTEREST RATE BASIS
(Merrill Lynch, Pierce,                       IS LIBOR:
Fenner & Smith Incorporated,                  INDEX CURRENCY:
unless otherwise specified)
                                              DESIGNATED LIBOR PAGE:
                                              [ ] Reuters Page:  _________
                                              [ ] Telerate Page: _________



INTEREST CALCULATION:                         DAY COUNT CONVENTION
[ ] Regular Floating Rate Note                [ ] Actual/360 for the period
[ ] Floating Rate/Fixed Rate                        from            to      .
     Fixed Rate Commencement Date:            [ ] Actual/Actual to the period
     Fixed Interest Rate:                           from            to      .
[ ] Inverse Floating Rate Note
     Fixed Interest Rate:


ADDENDUM ATTACHED:                            DENOMINATIONS:
[X] Yes                                       (Integral multiples of $1,000,
                                              unless otherwise specified)
[ ] No


IF INTEREST RATE BASIS                        OTHER PROVISIONS:
IS PRIME RATE:
[ ] Prime Rate--Major Banks
[ ] Prime Rate--H.15

          MERRILL LYNCH & CO., INC., a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

DOLLARS on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

          The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record
- --------  -------
Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date; and provided further, that if an Interest Payment Date
                         -------- -------
(other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. If the Maturity falls on a day which is not a Business Day as defined below, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue with respect to such payment for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          Payment of the principal of and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank (National Association), the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (National Association) (herein called the "Trustee", which term includes any successor Trustee under the

Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

          The Notes are issuable only in registered form without coupons in denominations of, unless otherwise specified above, $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If
(x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

          This Note is not subject to any sinking fund.

          This Note may be subject to repayment at the option of the Holder prior to its Stated Maturity on the Holder's Optional Repayment Date(s), if any, indicated on the face hereof. If no Holder's Optional Repayment Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its office at 4 Chase MetroTech Center, Brooklyn, New York 11245, Attention: Corporate Trust Administration, or such address which the Company shall from time to time notify the Holders of the Medium-Term Notes (the "Corporate Trust Office"), not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          This Note may be redeemed at the option of the Company prior to its Stated Maturity on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          If this Note is redeemable at the option of the Company prior to its Stated Maturity, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          The interest rate borne by this Note shall be determined as follows:

          1. If this Note is designated as a Regular Floating Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above
     (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest
                                          --------  -------
     rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

          2. If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however,
                                                           --------  -------
     that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified above, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

          3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that unless otherwise specified on the face hereof, the
     --------  -------
     interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period from the
     --------  -------
     Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

          4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

     Except as provided above, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the immediately preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

     Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Maturity will include interest
- --------  -------
accrued to but excluding such Maturity. Unless otherwise specified above, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the date of issue or from the last date to which interest shall have been paid or duly provided for, to the date for which accrued interest is being calculated.
Unless otherwise specified above, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder. Unless otherwise specified above, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate

Basis specified above is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate for the period specified thereunder, or by the actual number of days in the year if the Interest Rate Basis specified above is the Treasury Rate for the period specified thereunder. Unless otherwise specified above, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

     Unless otherwise specified above, the "Interest Determination Date" with respect to the CD Rate and the Commercial Paper Rate shall be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Federal Funds Rate and the Prime Rate shall be the Business Day immediately preceding each Interest Reset Date; the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the related Interest Reset Date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an
                                              --------  -------
auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date,
    --------  -------
then the related Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Unless otherwise specified above, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

     All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     As used herein, "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close and, if the applicable Interest Rate Basis shown above is LIBOR, is also a London Business Day.

     As used herein, "London Business Day" means any day (a) if the Index Currency specified above is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency specified above is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

     Determination of CD Rate.  If an Interest Rate Basis for this Note is the
     ------------------------
CD Rate, as indicated above, the CD Rate shall be determined on the applicable Interest Determination Date (a "CD Rate Interest Determination Date"), as the rate on such date for negotiable certificates of deposit having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published by the Federal Reserve Bank of New York in its statistical daily release "Composite 3:30 P.M. Quotations for U.S.

Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as
                          --------  -------
aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate determined on such CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

     Determination of Commercial Paper Rate.  If an Interest Rate Basis for this
     --------------------------------------
Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519), under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity shown above as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be as calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by
               --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date shall be the rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

               Money Market Yield =   D x 360    x 100
                                    ------------
                                    360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Eleventh District Cost of Funds Rate.  If an Interest Rate Basis for this
     ------------------------------------
Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San

Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Determination of Federal Funds Rate.  If an Interest Rate Basis for this
     -----------------------------------
Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined on the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), and shall be the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date, as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided,
                                                                       --------
however, that if the brokers selected as aforesaid by the Calculation Agent are
- -------
not quoting as mentioned in this sentence, the Federal Funds Rate determined on such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     Determination of LIBOR.  If an Interest Rate Basis for this Note is LIBOR,
     ----------------------
as indicated above, LIBOR will be determined on the applicable Interest Determination Date (a "LIBOR Interest Determination Date"), and will be, either:
(a) if "LIBOR Reuters" is specified above, the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated above, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified above as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified above, the rate for deposits in the Index Currency having the Index Maturity designated above commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Designated LIBOR Page specified above as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. If, as described in the immediately preceding sentence, fewer than two offered rates appear, or no rate appears, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in the immediately succeeding paragraph.

     With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity shown above, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 A.M. (or such other time specified above under "OTHER PROVISIONS") in the applicable Principal Financial Center(s), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center(s) selected by the Calculation Agent for loans in the Index Currency to leading European banks having the Index Maturity specified above and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation
- --------  -------
Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated above, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated above, the display on the Dow Jones Telerate Service (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, in the case U.S. dollars is the Index Currency, Page 3750) had been specified.

     "Principal Financial Center" will be, unless otherwise specified above, the following city or cities for the related Index Currency:

                                    Principal
                                    Financial
          Index Currency            Center(s)
          --------------            ---------

          Australian Dollar         Sydney
          Belgian Franc             Brussels
          Canadian Dollar           Toronto
          Danish Krone              Copenhagen
          Dutch Guilder             Amsterdam
          Finnish Markka            Helsinki
          French Franc              Paris
          Hong Kong Dollar          Hong Kong
          Italian Lira              Milan
          Luxembourg Franc          Brussels and Luxembourg
          New Zealand Dollar        Wellington and Auckland
          Norwegian Krone           Oslo
          Spanish Peseta            Madrid
          Sterling                  London
          Swedish Krona             Stockholm
          Swiss Franc               Zurich
          U.S. Dollar               New York
          Yen                       Tokyo

     Determination of Prime Rate. "Prime Rate" means the rate determined by the
     ---------------------------
Calculation Agent in accordance with the provisions set out in clause (i) or in clause (ii) below, depending upon whether such rate is specified as "Prime Rate-
- -Major Banks" or as "Prime Rate--H.15" on the face hereof:

          (i) If an Interest Rate Basis for this Note is the "Prime Rate--Major Banks", as indicated above, the Prime Rate shall be determined on the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) determined by the Calculation Agent of the prime rates of interest publicly announced by three major banks in The City of New York, as selected by the Calculation Agent, as its United States dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) determined by the Calculation Agent on the basis of the prime rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if
                                                    --------  -------
     the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined on such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

          (ii) If an Interest Rate Basis for this Note is "Prime Rate--H.15", as indicated above, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as
     --------  -------
     aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen NYMF Page" means the display designated as page "NYMF" page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     Determination of Treasury Rate.  If an Interest Rate Basis for this Note is
     ------------------------------
the Treasury Rate, as specified above, the Treasury Rate shall be determined on the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified above are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards) of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date of three leading primary United States government securities dealers as selected by the Calculation Agent for the issue of Treasury Bills with a remaining Maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by
                 --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     Any provisions contained herein with respect to the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified by the terms as specified above under "Other Provisions" or in an Addendum relating hereto if so specified above.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Unless otherwise above, Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the "Calculation Agent". At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date with respect to this Note.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at any time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.


Dated: ________________
                                           MERRILL LYNCH & CO., INC.
                                           -------------------------



                                           By: __________________________
                                               Theresa Lang
                                               Treasurer

[FACSIMILE OF SEAL]
                                           Attest:



                                           By: __________________________
                                               Gregory T. Russo
                                               Secretary



CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated therein
referred to in the within-mentioned
Indenture.

THE CHASE MANHATTAN BANK
    (National Association)
       as Trustee



By: _____________________________________
     Authorized Officer

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                           -------------------------------------
- --------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$___________________________         _____________________________________
                                     NOTICE:  The signature on this Option to
Date ______________________          Elect Repayment must correspond with the
                                     name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ___________
_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated: _______________              _________________________________________
                                    NOTICE:  The signature of the registered
                                    Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B


           ADDENDUM FOR CONSTANT MATURITY TREASURY RATE INDEXED NOTES

     The "Interest Determination Date" with respect to the Constant Maturity Treasury Rate shall be the second Business Day preceding each Interest Reset Date.

     Determination of the Constant Maturity Treasury Rate. If an Interest Rate
     ----------------------------------------------------
Basis for the attached Note is the Constant Maturity Treasury Rate, as indicated on such Note, the Constant Maturity Treasury Rate shall be determined on the applicable Interest Determination Date as follows:

          (i) The Constant Maturity Treasury Rate will equal the rate which appears on Telerate Page 7052, "WEEKLY AVG YIELDS ON TREASURY CONSTANT MATURITIES", under the column corresponding to the Index Maturity specified above and in the row opposite the date of the last Business Day of the week prior to the Interest Determination Date appearing in the column entitled "WEEK END", which appears as of 5:00 P.M., New York City time, on the applicable Interest Determination Date. "Telerate Page 7052" means the display designated as page 7052 on the Dow Jones Telerate Service (or such page as may replace page 7052 on that service). The rate which appears on Telerate Page 7052 under the column corresponding to the Index Maturity is the rate described in paragraph (ii) below published in the most recent H.15(519) (as defined below).

          (ii) If the Constant Maturity Treasury Rate as described in clause (i) is not available by 5:00 P.M., New York City time, on the applicable Interest Determination Date, the Constant Maturity Treasury Rate will equal the one-week average yield on United States Treasury securities at "constant maturity", as published in the most recent H.15(519) in the column entitled "Week Ending" for the date of the last Business Day of the week prior to the Interest Determination Date and opposite the heading "Treasury constant maturities" for the Index Maturity specified above.

          (iii) If the most recent date appearing on Telerate Page 7052 under the column entitled "WEEK END" described in clause (i) above is a date other than the date of the last Business Day of the week prior to the Interest Determination Date and if the most recent H.15(519) available on the applicable Interest Determination Date as described in clause (ii) above does not contain a heading for the date of the last Business Day of the week prior to the Interest Determination Date under the column entitled "Week Ending", the Constant Maturity Treasury Rate will be such United States Treasury constant maturity rate (or other United States Treasury rate) for the Index Maturity specified above for such Interest Determination Date (a) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of Treasury, and (b) that the Calculation Agent determines to be comparable to the rate formerly published in H.15(519).

          (iv) If the Constant Maturity Treasury Rate as described in clause
     (iii) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate will be a yield to maturity for direct noncallable fixed rate obligations of the United States ("Treasury Notes") most recently issued with an original maturity of approximately the Index Maturity specified above and an original issue date within the immediately preceding year based on the yield (which yield is based on asked prices) for such issue of Treasury Notes for such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" (or any successor or similar publication selected by the Calculation Agent published by the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York or any other Federal Reserve Bank or affiliated entity).

          (v) If the Constant Maturity Treasury Rate as described in clause (iv) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately the Index Maturity specified above and an original issue date within the immediately preceding year. If three or four (and not five) of such dealers are quoting as described in this clause
     (v), then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v), the Constant Maturity Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately ten years and a remaining term to maturity closest to the Index Maturity specified above. If three or four (and not five) of such dealers are quoting as described in this clause (vi), then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (vi), the Constant Maturity Treasury Rate will be the Constant Maturity Treasury Rate in effect on the preceding Interest Reset Date (or, in the case of the initial Interest Determination Date, the one-week average yield on United States Treasury securities at "constant maturity" for the Index Maturity specified above, as published in the most recent H.15(519)).

          In the case of clause (vi), if two Treasury Notes with an original maturity of approximately ten years have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System.

                                      A-2